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                                                                   EXHIBIT 10.59


                       AMENDMENT TO AGREEMENT FOR SERVICES

         This Amendment (the "AMENDMENT") to that certain Agreement for Services dated February 7, 2000 (the "ORIGINAL AGREEMENT") by and between Ralph Lauren Media, LLC, a limited liability company organized under the laws of the State of Delaware (the "COMPANY"), and VVI Fulfillment Center, Inc., a corporation organized under the laws of the State of Minnesota ("CONTRACTOR"), is made and entered into by and between the Company and Contractor as of January 31, 2003. All capitalized terms used herein but not otherwise defined will have those meanings set forth in the Original Agreement.

                                   BACKGROUND

         A. The Company and Contractor previously entered into the Original Agreement whereby, among other things, Contractor agreed to provide certain telemarketing and fulfillment services to the Company in consideration for the payment by the Company to Contractor of the amounts set forth therein.

         B. On January 31, 2003, the Company, ValueVision Media, Inc. (Contractor's parent corporation), Polo Ralph Lauren Corporation and National Broadcasting Company, Inc. entered into that certain letter agreement whereby, among other things, they agreed to amend the terms of the Original Agreement as provided below.

         C. This Amendment has been unanimously approved by the managers of the Company in accordance with Section 5.3(a)(ii) of that certain Second Amended and Restated Limited Liability Company Agreement of the Company dated as of May 18, 2000.

         D. In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

         1. Payments. Section 3.1(b) of the Original Agreement is hereby deleted in its entirety and replaced and superceded by the following:

                  (b) For each calendar month during the Term of this Agreement, the Payment will be an amount (computed in United States dollars) equal to the sum of:

                           (i) $20 per order filled by Contractor during that
                  calendar month, plus

                           (ii) all Costs (as hereinafter defined) incurred by
                  Contractor during such month.

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For the avoidance of doubt, the Payment covers all Services provided to the
Company under this Agreement but does not include any payments for direct support services provided by Contractor to Polo Ralph Lauren. The parties agree and understand that the $20 per order commitment by the Contractor is based on providing fulfillment services on a comparable basis (i.e., such as product mix, volume, and packaging standards and materials) as the past practice between the parties; in the event of a material change in the cost structure of the services requested arising from the changes requested by the Company or material reductions in the order volume, the parties will negotiate in good faith a new per order fee.

         2. Costs. Section 3.2 of the Original Agreement is hereby deleted in its entirety and replaced and superceded by the following:

         Section 3.2 Costs. For each calendar month, the "COSTS" will consist of the sum of:

                  (a) all freight on returns incurred by Contractor on behalf of the Company during such month; and

                  (b) all packaging costs incurred by Contractor on behalf of the Company during such month.

         3. Invoices. Section 3.3(a) of the Original Agreement is hereby deleted in its entirety and replaced and superceded by the following:

                  (a) For each calendar month, Contractor will provide to the Company an invoice showing in reasonable detail the number of orders filled by Contractor and all Costs for such month and the Payment required for such month. Such Payment will be due 15 days after submission of such invoice to the Company.

         4. Term. Section 4.1 of the Original Agreement is hereby deleted in its entirety and replaced and superceded by the following:

         Section 4.1 Term. The term of this Agreement will commence on the date of this Agreement and will continue until December 31, 2003 (the "INITIAL TERM"), and will thereafter automatically renew for successive one-month periods (each a "RENEWAL TERM") unless either party gives the other party notice of non-renewal not less than 90 days before the expiration of any Renewal Term or otherwise terminates this Agreement under Article 4 or Article 7. The "TERM" of this Agreement consists of the Initial Term plus each Renewal Term.

         5. Right of First Refusal. The following new Article 7 is hereby added to the Original Agreement:



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                                    ARTICLE 7
                             RIGHT OF FIRST REFUSAL

         Section 7.1 Right of First Refusal.

                  (a) The Company is permitted at any time to enter into discussions with parties other than Contractor (a "THIRD PARTY CONTRACTOR") to provide the Services to the Company instead of Contractor following the end of the Initial Term. In the event that the Company receives a bona fide offer from a Third Party Contractor to provide the Services to the Company and the Company intends to accept such offer, the Company will first provide written notice (the "THIRD PARTY OFFER NOTICE") of such offer to Contractor, specifying in reasonable detail the terms and conditions of such offer. Contractor has the right and option, exercisable by written notice to the Company within 30 days of receiving a Third Party Offer Notice, to continue to provide the Services to the Company on substantially similar economic, contractual and service terms as provided in the Third Party Offer Notice. If the Company validly exercises its option to continue to provide the Services to the Company under this Section 7.1(a), Contractor and the Company will promptly enter into a definitive amendment to this Agreement reflecting any required modifications to the provisions of this Agreement consistent with the terms and conditions specified in Contractor's notice of exercise to the Company. Prior to the effectiveness of any such definitive amendment, the terms of this Agreement will be interpreted and enforced as if such Agreement had not been amended.

                  (b) If Contractor elects not to exercise its option provided in Section 7.1(a) (or if its fails to properly exercise its option within the time specified for such exercise) in respect of any particular Third Party Offer Notice (the date of notice from the Contractor, or the expiration of the time period if no notice is given, is referred to as the "Noncontinuation Notice Date"), the Company may enter into a definitive agreement with such Third Party Contractor to provide the Services to the Company in lieu of Contractor, but only (A) during the 60 day period following the last day the Company was able to exercise its option under Section 7.1 (or any earlier date on which Contractor gives notice to the Company of its election not to exercise such option), and (B) on economic and service terms not less favorable to the Company than specified in the Third Party Offer Notice. Upon execution of a definitive agreement with such Third Party Contractor and written notice to Contractor of same, this Agreement will terminate; provided, however, that such termination shall not occur any earlier than ninety (90) days following the Noncontinuation Notice Date. At the request of the Company and without further consideration, Contractor will take such actions as the Company may reasonably request to assist in the orderly transition of its obligations to provide the Services to the Third Party Contractor to otherwise effectuate the provisions set forth in this Section 7.1(b). The Company will promptly reimburse Contractor for its reasonable expenses incurred in connection with any such action that it may request under this Section 7.1(b).



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         6. Exhibit 4. Exhibit 4 attached to the Original Agreement is hereby deleted in its entirety.

         7. Overbuild Compensation. In consideration of Contractor's fixed asset impairment incurred by the overbuild of the fulfillment center utilized by Contractor to provide the Services and for the changes to the Term of the Original Agreement, within thirty (30) days of the date hereof (or such other date as the parties may agree in writing) the Company will pay to Contractor Eleven Million Dollars ($11,000,000) by wire transfer of immediately available U.S. funds to such account or accounts as Contractor specifies.

         8. Further Assurances. Each party hereto agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Amendment.

         9. No Further Modification. This Amendment amends the Original Agreement to the extent provided herein only and all other provisions of the Original Agreement will remain in full force and effect. All references in the Original Agreement to "this Agreement" or similar references will be understood to refer to the Original Agreement as amended hereby. Notwithstanding anything to the contrary stated in the Original Agreement, in the event of any conflict between the provisions of this Amendment and the provisions of the Original Agreement, the provisions of this Amendment will control.

         10. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment will be governed by and construed in accordance with the laws of the State of New York.

         11. Negotiated Terms. The parties agree that the terms and conditions of this Amendment are the result of negotiations between the parties and that this Amendment may not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the drafting or other preparation of this Amendment.

         12. Counterparts. This Amendment may be executed by facsimile signature and in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement.



     [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK -- SIGNATURE PAGES FOLLOW]


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         Each party has caused this Amendment to be signed and delivered by its duly authorized representative, effective as of the date first above written.

                                        RALPH LAUREN MEDIA, LLC


                                        By: /s/ Sarah Gallagher
                                            ------------------------------------
                                            Name: Sarah Gallagher
                                            Its: President RLM

                                        VVI FULFILLMENT CENTER, INC.


                                        By: /s/ Richard D. Barnes
                                            ------------------------------------
                                            Name: Richard D. Barnes
                                            Its: Vice President, CFO & Assistant
                                                 Secretary


                                        VALUEVISION MEDIA, INC., AS GUARANTOR


                                        By: /s/ Richard D. Barnes
                                            ------------------------------------
                                            Name: Richard D. Barnes
                                            Its: Executive Vice President,
                                                 CFO & COO



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